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Unique Fabricating, Inc. Announces Accommodation Agreement and New Forbearance Agreement to Support Restructuring or Sale

Auburn Hills, MI – May 23, 2023 — Unique Fabricating, Inc. (NYSE American: UFAB), reported that it has entered into an Accommodation Agreement with three of its principal customers (“Customers’) and its lenders (“Lending Group”), and a Forbearance Agreement with the Lending Group. The Customers agreed to provide certain financial and other accommodations to Unique Fabricating and the Lending Group to support on-going operations and a sale or restructuring process by the Company. The Accommodation Agreement will continue through October 31, 2023 unless before that date, among other things, the Company is sold to a qualified buyer, or the Term ends due to the occurrence of an event of default.
The Accommodation Agreement requires that Unique Fabricating immediately commence a process for the sale of its business to a qualified buyer, in accordance with fixed milestones, which contemplates completion of the sale process by no later than October 31, 2023. The agreement also requires that Unique Fabricating deliver to each Customer and Agent for the Lending Group a restructuring plan within 30 days, appoint a chief restructuring consultant and engage an investment banker.
The Accommodation Agreement provides during its term for specified price increases to be paid by Customers or, alternatively, funding by Customers through the purchase of a junior tranche of debt to be established under the Company’s existing Credit Agreement of up to $15 million in the aggregate. Customers also agreed to limit the exercising of certain rights of set off, recoupment, deduction or defense and not to resource production of component parts to other suppliers during the term. The agreement further requires that, within five business days of its execution, Unique Fabricating will obtain commitments from its seven largest customers not initially participating in the Accommodation Agreement to agree to economic benefits equal to or greater to those arising under the Accommodation Agreement, as well as agreements from the remainder of Unique Fabricating’s customers to provide economic benefits to support its business during the term.
In addition, Unique Fabricating NA, Inc. and Unique-Intasco Canada, Inc. and their parent, Unique Fabricating, Inc. (the “Company”) and their subsidiaries entered into a Forbearance Agreement with respect to the Credit Agreement, as amended, among the Company, certain of its subsidiaries, with the Lending Group. The Lending Group agreed to forbear from exercising its rights to collect payment of the indebtedness until October 31, 2023, subject to earlier termination in certain events including the termination of the Accommodation Agreement. The Forbearance Agreement is conditioned on, among other things, the Customers entering into the Accommodation Agreement and payment to the Lenders by the Company of the principal reduction payment that was due March 31,2023 to the Lending Group in the amount of $1,228,125, interest that is overdue, and attorney and advisor fees of the Lending Group. The Forbearance Agreement provides that during the Forbearance Period, the Agent and Lenders will accept fifty percent of the quarterly amortizing loan payments due on June 30, 2023 and September 30, 2023, to be paid in monthly installments. The balance of the quarterly payments are deferred until the earlier of a Forbearance Termination Event, the maturity date of the loans or repayment of the loans.
About Unique Fabricating, Inc.
Unique Fabricating, Inc. (NYSE American: UFAB) engineers and manufactures components for customers in the transportation, appliance, medical, and consumer markets. The Company’s solutions are comprised of multi-material foam, rubber, and plastic components and utilized in noise, vibration and harshness (“NVH”) management, acoustical management, water and air sealing, decorative and other functional applications. Unique leverages proprietary manufacturing processes, including die cutting, thermoforming, compression molding, fusion molding, and reaction injection molding to manufacture a wide range of products including air management products, heating ventilating and air conditioning (“HVAC”), seals, engine covers, fender stuffers, air ducts, acoustical insulation, door water shields, gas tank pads, light gaskets, topper pads, mirror gaskets, glove box liners, personal protection equipment, and packaging. The Company is headquartered in Auburn Hills, Michigan. For more information, visit http://www.uniquefab.com.
Safe Harbor Statement
Except for the historical information contained herein, the matters discussed in this news release include forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. Forward-looking statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause the Company's or the Company's industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by this press release. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “outlook,” and similar expressions are used to identify these forward-looking statements. Such forward-looking statements include statements regarding, among other things, our expectations about net sales, and adjusted diluted earnings per share. All such forward-looking statements are based on management’s present expectations and are subject to certain factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such statements. These risks and uncertainties include, but are not limited to, those discussed in our Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the Securities and Exchange Commission and in particular the Section entitled “Risk Factors”, as well as any updates to those risk factors included from time to time in our periodic and current reports filed with the Securities and Exchange Commission. All statements contained in this press release are made as of the date of this press release, and Unique Fabricating does not intend to update this information, unless required by law. Reference to the Company’s website above does not constitute incorporation of any of the information thereon into this press release.